Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-149301, 333-149302, 333-12818, 333-112796, 333-112797, 333-153723) and Form F-3 (File No. 333-145845, 333-151932) of our reports dated March 5, 2009, for:

1.	Barclays PLC relating to the financial statements and the effectiveness of internal control over financial reporting; and

2.	Barclays Bank PLC relating to the financial statements

which appear in the combined Annual Report on Form 20-F for Barclays PLC and Barclays Bank PLC for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

London, England

March 24, 2009